UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 6, 2008, the Compensation Committee of the Board of Directors of CSX Corporation (“CSX”) approved and adopted the CSX 2008-2010 Long Term Incentive Plan (the “Plan”).

The Plan, which was adopted under the CSX Omnibus Incentive Plan (“COIP”), establishes certain performance goals and award opportunities for eligible CSX employees. The Plan seeks to motivate and reward certain CSX employees, in a manner aligned with shareholder value creation, through the issuance of Performance Grants pursuant to which payouts are made based on CSX’s attainment of preestablished Operating Ratio targets for fiscal year 2010.  The targets require significant Operating Ratio improvement over the most recently completed fiscal year. CSX’s Operating Ratio is defined as consolidated operating expenses divided by operating revenue and is calculated excluding non-recurring items. The Operating Ratio targets that determine payouts may also vary based on the average cost of oil. Payouts under the Plan will be in the form of CSX common stock and will be made, if at all, in early 2011.

Payouts under the Plan for certain executive officers are subject to discretionary downward adjustment by up to 30% based upon accomplishment of certain company initiatives.

The Plan is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Report.

Exhibit No.	Description
10.1	CSX 2008-2010 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

Date: May 9, 2008	By:	/s/ CAROLYN T. SIZEMORE
Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)